                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CENTRAL COAST BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             CENTRAL COAST BANCORP
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 21, 1998

To the Shareholders:

     The Annual Meeting of Shareholders of Central Coast Bancorp will be held at 301 Main Street, Salinas, California, on Thursday, May 21, 1998 at 5:30 p.m. for the following purposes:

     1. To elect directors.

     2. To approve the appointment of Deloitte & Touche LLP as independent public accountants for the 1998 fiscal year.

     3. To transact such other business as may properly come before the Meeting.

     The names of the Board of Directors' nominees to be directors of Central Coast Bancorp are set forth in the accompanying Proxy Statement and incorporated herein by reference.

     Article III, Section 16 of the Bylaws of Central Coast Bancorp provides for the nomination of directors in the following manner:

     "Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these by-laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (a) the name and address of each proposed nominee;

     (b) the principal occupation of each proposed nominee;

     (c) the number of shares of capital stock of the corporation owned by each proposed nominee;

     (d) the name and residence address of the notifying shareholder; and

     (e) the number of shares of capital stock of the corporation owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected."

     Only shareholders of record at the close of business on April 6, 1998 are entitled to notice of and to vote at this Meeting and at any postponements or adjournments thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ JOHN MCCARTHY
                                          -----------------------------
                                          John F. McCarthy, Secretary
Salinas, California
April 29, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

MAILED TO SHAREHOLDERS
ON OR ABOUT APRIL 29, 1998

                             CENTRAL COAST BANCORP

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is being furnished to the shareholders of Central Coast Bancorp, a California corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at 301 Main Street, Salinas, California on May 21, 1998 at 5:30 p.m. (the "Meeting"). Only shareholders of record on April 6, 1998 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Corporation had outstanding and entitled to be voted 4,808,945 shares of its no par value Common Stock (the "Common Stock").

     Shareholders are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Corporation either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the Meeting.

     Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

     Unless otherwise instructed, each valid proxy returned which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" proposal No. 2 as described in this Proxy Statement, and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to postpone or adjourn the Meeting).

     The Corporation will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Corporation and its subsidiaries, Bank of Salinas and Cypress Bank (the "Subsidiaries"), may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Corporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of the Record Date, April 6, 1998, no individual known to the Corporation owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below.

===========================================================================================================
                                                                                           PERCENTAGE
                                       NAME AND ADDRESS        AMOUNT AND NATURE            OF CLASS
                                        OF BENEFICIAL            OF BENEFICIAL            BENEFICIALLY
         TITLE OF CLASS                     OWNER                  OWNERSHIP                 OWNED
         --------------                ----------------        -----------------          ------------
Common Stock, No Par Value            Robert L. Meyer(1)            358,795                  7.46%
===========================================================================================================

(1) The address for the person listed is P. O. Box 606, King City, California, 93930-0606. All shares are held by Mr. Meyer and his spouse as trustees of the Robert L. Meyer and Patricia J. Meyer Trust dated July 28, 1977.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of April 6, 1998, concerning the equity ownership of the Corporation's directors and the executive officers named in the Summary Compensation Table, and directors and executive officers as a group. Unless otherwise indicated in the notes to the table, each director and executive officer listed below possesses sole voting power and sole investment power for the shares of the Corporation's Common Stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Corporation has only one class of shares outstanding, Common Stock.

                                                                     AMOUNT AND NATURE
                                        NAME AND ADDRESS(1) OF               OF             PERCENT OF
          TITLE OF CLASS                   BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     CLASS(2)
          --------------                ----------------------      --------------------    ----------
Common Stock
  No Par Value                       Andrew E. Ausonio............         166,979(3)          3.47%
Common Stock
  No Par Value                       Robert C. Blatter............          11,816(4)             *
Common Stock
  No Par Value                       C. Edward Boutonnet..........         167,904(5)          3.49%
Common Stock
  No Par Value                       Bradford G. Crandall.........         131,749(6)          2.74%
Common Stock
  No Par Value                       Alfred P. Glover.............          28,441(7)             *
Common Stock
  No Par Value                       Richard C. Green.............         175,220(8)          3.64%
Common Stock
  No Par Value                       Michael T. Lapsys............          59,310(9)          1.23%
Common Stock
  No Par Value                       Duncan L. McCarter...........         102,503(10)         2.13%
Common Stock
  No Par Value                       John F. McCarthy.............          56,891(11)         1.18%
Common Stock                         Robert M. Mraule,
  No Par Value                          D.D.S.,M.D................         123,825(12)         2.57%
Common Stock
  No Par Value                       C. Frederick Rowden..........           4,455(13)            *
Common Stock
  No Par Value                       Thomas A. Sa.................           3,630(14)            *
Common Stock
  No Par Value                       Louis A. Souza...............          23,583(15)            *
Common Stock
  No Par Value                       Mose E. Thomas, Jr...........          32,021(16)            *
Common Stock
  No Par Value                       Nick Ventimiglia.............          48,901(17)         1.02%
Common Stock
  No Par Value                       Harry D. Wardwell............          43,465(18)            *
All directors and executive officers of
the Corporation as a group (16 persons)...........................       1,180,693(19)        24.55%

---------------
 (1) The address for all persons listed is c/o Central Coast Bancorp, 301 Main Street, Salinas, California, 93901.

 (2) Includes shares of Common Stock subject to stock options exercisable immediately. An asterisk indicates beneficial ownership of less than one percent of the total class of shares outstanding.

 (3) Mr. Ausonio has determined not to stand for re-election and has resigned his position as a director of the Company effective April 16, 1998. Includes 60,589 shares of Common Stock held by Mr. Ausonio and his spouse as trustees of the Ausonio Family Trust dated October 4, 1982, 27,747 shares of Common Stock held by Mr. Ausonio and his spouse as trustees of the Barsotti Grandchildren Trust dated December 20, 1976, 3,140 shares held in shared investment and voting power and 75,503 shares of Common Stock subject to stock options exercisable immediately.

 (4) Includes 11,359 shares of Common Stock subject to stock options exercisable immediately.

 (5) Includes 68,493 shares of Common Stock owned jointly with his spouse, 1,836 shares as custodian for his grandchildren, 5,673 shares of Common Stock held by Mr. Boutonnet as trustee of Boutonnet Farms Money Purchase Trust dated October 26, 1982, 2,057 shares held by Mr. Boutonnet as trustee of Boutonnet Farms Money Purchase Pension Plan and Trust dated November 1, 1980, 14,342 shares of Common Stock held by Mr. Boutonnet as trustee of Boutonnet Farms, Inc. Money Purchase Pension Trust dated November 1, 1976 and 75,503 shares of Common Stock subject to stock options exercisable immediately.

 (6) Includes 56,246 shares of Common Stock held by Mr. Crandall and his spouse as trustees of the Bradford G. Crandall and Lynne O. Crandall Trust dated August 8, 1983 and 75,503 shares of Common Stock subject to stock options exercisable immediately.

 (7) Includes 6,816 shares of Common Stock owned jointly with his spouse, 1,407 shares held in guardianship, 14,480 shares of Common Stock subject to stock options and warrants exercisable immediately.

 (8) Includes 650 shares of Common Stock owned by Mr. Green's spouse, 35,304 shares held as custodian for his son, and 75,503 shares of Common Stock subject to stock options exercisable immediately.

 (9) Includes 3,884 shares of Common Stock owned by his spouse and 771 shares held as custodian for his son, and 54,655 shares owned jointly with his spouse.

(10) Includes 27,000 shares of Common Stock held by Mr. McCarter and his spouse as trustees of the Duncan L. McCarter and Leslie P. McCarter Trust dated January 25, 1990 and 75,503 shares of Common Stock subject to stock options exercisable immediately.

(11) Includes 2,287 shares of Common Stock owned jointly with Mr. McCarthy's spouse as trustees of the John F. McCarthy and Mary Ann McCarthy Trust dated March 26, 1997 and 54,604 shares of Common Stock subject to stock options exercisable immediately.

(12) Includes 48,322 shares of Common Stock held by Dr. Mraule as trustee of Robert M. Mraule D.D.S., M.D., Inc. Money Purchase Pension Plan dated January 27, 1981 and 75,503 shares subject to stock options exercisable immediately.

(13) Mr. Rowden resigned his position with the Company effective July 14, 1997 and Mr. Wardwell was appointed as his replacement.

(14) Includes 3,630 shares of Common Stock subject to stock options exercisable immediately. Mr. Sa resigned his position effective November 28, 1997 and the Director of Accounting assumed his position responsibilities.

(15) Includes 9,755 shares of Common Stock owned jointly with his spouse and 8,740 shares of Common Stock subject to stock options exercisable immediately.

(16) Includes 7,432 shares of Common Stock owned jointly with his spouse and 13,990 shares of Common Stock subject to stock options and warrants exercisable immediately.

(17) Includes 16,236 shares of Common Stock subject to stock options exercisable immediately.

(18) Includes 39,211 shares of Common Stock owned jointly with his spouse and 1,100 shares subject to stock options exercisable immediately.

(19) Includes 577,157 shares of Common Stock subject to stock options and warrants exercisable immediately.

                                 PROPOSAL NO. 1

                    ELECTION OF DIRECTORS OF THE CORPORATION

     The number of directors authorized for election at this meeting is ten
(10). Management has nominated the ten (10) incumbent directors to serve as the Corporation's directors. Each director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

     All proxies will be voted for the election of the ten (10) nominees listed below (all of whom are incumbent directors) recommended by the Board of Directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

     The following table sets forth certain information as of the Record Date, April 6, 1998, with respect to those persons nominated by the Board of Directors for election as directors, as well as all executive officers. The Corporation knows of no arrangements, including any pledge by any person of securities of the Corporation, the operation of which may, at a subsequent date, result in a change in control of the Corporation. There are no arrangements or understandings by which any of the executive officers or directors of either the Corporation or the Subsidiaries were selected. There is no family relationship between any of the directors or executive officers.

             NAME               AGE                       POSITION
             ----               ---                       --------
Robert C. Blatter               37    Senior Vice President and Loan Administrator of
                                      the Corporation since 1996 and the Loan
                                      Administrator of Bank of Salinas since 1994.
C. Edward Boutonnet             58    Director of the Corporation and of Bank of
                                      Salinas since 1994 and 1982, respectively.
                                      Director of Cypress Bank since 1996.
Bradford G. Crandall            63    Director of the Corporation and of Bank of
                                      Salinas since 1994 and 1982, respectively.
                                      Director of Cypress Bank since 1996.
Alfred P. Glover                66    Director of the Corporation and of Bank of
                                      Salinas since 1996. Director of Cypress Bank
                                      since 1988.
Richard C. Green                59    Director of the Corporation and of Bank of
                                      Salinas since 1994 and 1982, respectively.
                                      Director of Cypress Bank since 1996.
Michael T. Lapsys               49    Director of the Corporation, Bank of Salinas and
                                      Cypress Bank since 1998.
Duncan L. McCarter              51    Director of the Corporation and of Bank of
                                      Salinas since 1994 and 1982, respectively.
                                      Director of Cypress Bank since 1996.
John F. McCarthy                55    Executive Vice President and Chief Operating
                                      Officer, of Bank of Salinas, Cypress Bank and the
                                      Corporation since 1988, 1998 and 1994,
                                      respectively. Secretary of the Corporation, Bank
                                      of Salinas and Cypress Bank since 1998.

             NAME               AGE                       POSITION
             ----               ---                       --------
Robert M. Mraule D.D.S., M.D    48    Director of the Corporation and of Bank of
                                      Salinas since 1994 and 1982, respectively.
                                      Director of Cypress Bank since 1996.
C. Frederick Rowden (1)         53    President and Director of Cypress Bank from 1992
                                      to 1997.
Thomas A. Sa (2)                36    Senior Vice President, Chief Financial Officer
                                      and Secretary of the Corporation and Bank of
                                      Salinas from 1995 to 1997 and Cypress Bank from
                                      1996 to 1997.
Louis A. Souza                  69    Director of the Corporation and Bank of Salinas
                                      since 1996. Director of Cypress Bank since 1988.
Mose E. Thomas, Jr.             57    Director of the Corporation and Bank of Salinas
                                      since 1996. Director of Cypress Bank since 1989.
Nick Ventimiglia                56    Chairman, President and Chief Executive Officer
                                      of the Corporation since December 1994. President
                                      and Chief Executive Officer of Bank of Salinas
                                      since 1982. Chairman of Cypress Bank since 1996.
Harry D. Wardwell               47    President of Cypress Bank since 1997.

---------------
(1) Mr. Rowden resigned his position with the Company effective July 14, 1997 and Mr. Wardwell was appointed as his replacement.

(2) Mr. Sa resigned his position effective November 28, 1997 and the Director of Accounting assumed his position responsibilities.

     The following is a brief account of the business experience for a minimum of five years of each director and executive officer listed above in addition to positions indicated.

Robert C. Blatter               Commercial Banking Officer, Bank of America from 1986
                                to 1989.
C. Edward Boutonnet             Organizer, Bank of Salinas; Partner and General
                                Manager, Sea Mist Farms, Ocean Mist Farms and
                                Boutonnet Farms, Inc.
Bradford G. Crandall            President, E.B. Stone & Son, Inc., wholesale nursery
                                supply firm.
Alfred P. Glover                Organizer of Cypress Bank; Owner, Glover Enterprises,
                                a real estate development firm.
Richard C. Green                Retired businessman and former President, Green's
                                Camera Shop, Inc.
Michael T. Lapsys               Chairman, Device Dynamics Incorporated, a
                                semiconductor marking company.
Duncan L. McCarter              Pharmacist and President, Care Pharmacies, Inc.;
                                President, Care Home Medical Services, Inc., and
                                President, Healthcare Pathway Management, Inc.
John F. McCarthy                Vice President and Regional Manager, Hibernia Bank,
                                Salinas from 1986 to 1988; Vice President and
                                Regional Manager, Crocker National Bank from 1980 to
                                1986.

Robert M. Mraule, D.D.S., M.D   Physician, Dentist, Oral and Maxillofacial Surgeon.

C. Frederick Rowden(1)          President and Director of Monterey County Bank until
                                1992.

Thomas A. Sa(2)                 Senior Vice President and Chief Financial Officer,
                                South Valley Bancorporation and South Valley National
                                Bank from 1994 to 1995. Vice President and Chief
                                Financial Officer, South Valley Bancorporation and
                                South Valley National Bank from 1992 to 1994.
                                Assistant Vice President and Comptroller, South
                                Valley Bancorporation and South Valley National Bank
                                from 1989 to 1992.
Louis A. Souza                  Organizer of Cypress Bank; Owner, Louis A. Souza
                                Construction, a general contractor.
Mose E. Thomas, Jr.             Organizer of Cypress Bank; Owner and General Manager,
                                Chapel of Seaside, Inc., and Mission Mortuary, Inc.,
                                funeral chapels.
Nick Ventimiglia                Organizer, Director, President and Chief Executive
                                Officer, Bank of Salinas from 1982 to 1994.
Harry D. Wardwell               Regional Manager of Bank of Salinas from 1995 to
                                1996. First Vice President and Branch Manager, Bank
                                of Salinas from 1993 to 1995. Director, Bank of
                                Salinas from 1986 to 1993.

---------------
(1) Mr. Rowden resigned his position with the Company effective July 14, 1997 and Mr. Wardwell was appointed as his replacement.

(2) Mr. Sa resigned his position effective November 28, 1997 and the Director of Accounting assumed his position responsibilities.

     None of the Directors of the Corporation or the Subsidiaries is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee, chaired by Alfred P. Glover, and the Finance Committee, chaired by C. Edward Boutonnet, whose common members include Andrew
E. Ausonio, Duncan L. McCarter, Robert M. Mraule (Vice Chairman) and Mose E. Thomas, Jr., oversee the Corporation's and Subsidiaries' independent public accountants, analyze the results of internal and regulatory examinations and monitor the financial and accounting organization and reporting. The Audit Committee met nine (9) times and the Finance Committee met eleven (11) times in 1997.

     The Board of Directors has not established a nominating committee. The full Board of Directors performs the functions of a nominating committee with responsibility for considering appropriate candidates for election as directors.

     The Premises, Compensation and Performance Committee, whose members include Andrew E. Ausonio (Chairman), C. Edward Boutonnet (Vice Chairman), Duncan L. McCarter, Robert M. Mraule and Mose E. Thomas, Jr., oversees physical premises used in daily operations and reviews and establishes employee benefits and the compensation paid to executive officers and other employees. The Premises, Compensation and Performance Committee met eleven (11) times in 1997.

     The ALCO/Compliance/Shareholder Relations Committee, whose members include Andrew E. Ausonio, Bradford G. Crandall, Alfred P. Glover, Richard C. Green (Vice Chairman) and Robert M. Mraule (Chairman), has responsibility for asset/liability management, review of the Corporation's investment portfolio, maintenance of shareholder relations and monitoring compliance with California and Federal regulation of the Corporation and the Subsidiaries. The ALCO/Compliance/Shareholder Relations Committee met three (3) times in 1997.

     The Loan Committee, whose members include Andrew E. Ausonio, C. Edward Boutonnet (Vice Chairman), Bradford G. Crandall (Chairman), Alfred P. Glover, Richard C. Green and Louis A. Souza has responsibility for establishing loan policy and approving loans which exceed certain dollar limits. The Loan Committee met twenty (20) times in 1997.

     The Marketing Committee, whose members include Andrew E. Ausonio, Richard
C. Green (Vice Chairman), Duncan L. McCarter (Chairman) and Louis A. Souza, has responsibility for administering the Corporation's marketing policies and marketing programs. The Marketing Committee met eleven (11) times in 1997.

     During 1997, the Corporation's Board of Directors held twelve (12) meetings. All Directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

COMPENSATION OF DIRECTORS

     The fees paid to directors during 1997 included a base fee of $2,050 per month for attendance at Board meetings of the Corporation and the Subsidiaries. In addition to the base fee, the Loan Committee Chairman received $200 per month, the Chairmen of the Audit, ALCO/Compliance/Shareholder Relations, Marketing, and the Premises, Compensation and Performance Committees each received $100 per month. The total amount of fees paid to all Directors as a group for attendance at Board and committee meetings was $233,000 in 1997.

                             EXECUTIVE COMPENSATION

     Set forth below is the summary compensation paid or accrued during the three years ended December 31, 1997 to Nick Ventimiglia, John McCarthy, Thomas Sa, C. Frederick Rowden, Harry D. Wardwell and Robert C. Blatter, the only executive officers of the Corporation and/or the Subsidiaries.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM COMPENSATION
                                                                                  ---------------------------------
                                                      ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                       -----------------------------------------  ------------------------  -------
                                                                                      (F)          (G)                  (I)
                                                                         (E)      RESTRICTED   SECURITIES     (H)    ALL OTHER
                 (A)                            (C)        (D)      OTHER ANNUAL     STOCK     UNDERLYING     LTIP    COMPEN-
              NAME AND                 (B)     SALARY     BONUS     COMPENSATION   AWARD(S)   OPTIONS/SARS  PAYOUTS    SATION
         PRINCIPAL POSITION            YEAR    ($)(1)     ($)(2)       ($)(3)         ($)        (#)(4)       ($)      ($)(5)
-------------------------------------------------------------------------------------------------------------------------------
Nick Ventimiglia, President            1997   $200,000   $154,030        --           --             --       --       $1,900
And Chief Executive Officer,           1996    200,000    146,000        --           --         24,750       --        1,900
Central Coast Bancorp                  1995    175,000     96,969        --           --         19,965       --        1,848
and Bank of Salinas
-------------------------------------
John F. McCarthy, Executive            1997    130,000    100,119        --           --             --       --        1,900
Vice President and Chief               1996    124,142     94,900        --           --         16,500       --        1,722
Operating Officer                      1995    118,079     64,638        --           --             --       --        1,847
-------------------------------------
Thomas A. Sa, Senior Vice              1997     71,433         --        --           --             --       --           --
President, Chief Financial             1996    106,667     80,000        --           --         16,500       --          441
Officer and Corporate Secretary (6)    1995     40,193     21,200        --           --          9,075       --           --
-------------------------------------
C. Frederick Rowden,                   1997    122,970         --        --           --             --       --          480
President, Cypress Bank (7)            1996     88,139     20,000        --           --          8,250       --          570
                                       1995     93,031         --        --           --             --       --           --
-------------------------------------
Harry D. Wardwell,                     1997     69,458     15,000        --           --             --       --        1,607
President, Cypress Bank                1996     66,150     10,000        --           --          3,300       --        1,063
                                       1995     63,000      5,000        --           --             --       --          598
-------------------------------------
Robert C. Blatter, Senior Vice         1997     76,000     58,531        --           --             --       --        1,840
President and Loan                     1996     75,000     55,480        --           --          8,250       --        1,819
Administrator                          1995     74,833     22,893        --           --             --       --           --
-------------------------------------

---------------
(1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan. The salary paid to Mr. Sa in 1995 was the amount earned in the period from the date of initial employment, August
    7. The salary paid to Mr. Sa and Mr. Rowden in 1997 was the amount earned in the period from the beginning of the year through the dates of their resignations (November 28, 1997 and July 14, 1997, respectively).

(2) Amounts indicated as bonus payments were earned for performance during 1997, 1996 and 1995.

(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1997, 1996 and 1995.

(4) Amounts shown represent the number of shares granted. The Corporation had a 1982 Stock Option Plan (the "1982 Plan") pursuant to which options could be granted to directors and key, full-time salaried, officers and employees of the Corporation and the Subsidiaries. The 1982 Plan expired by its terms in 1993. Options granted under the 1982 Plan were either incentive options or non-statutory options. Options granted under the 1982 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting could not extend beyond ten years from the date of grant. Upon a change in control of the Corporation, all outstanding options under the 1982 Plan will become fully vested and exercisable. Options granted under the 1982 Plan were adjusted to protect against dilution in the event of certain changes in the Corporation's capitalization, including stock splits and stock dividends.

    The Corporation's 1994 Stock Option Plan, as amended, (the "1994 Plan") is substantially similar to the 1982 Plan regarding provisions related to option grants, vesting and dilution. Upon a change in control, options do not become fully vested and exercisable, but may be assumed or equivalent options may be substituted by a successor corporation. All options granted to the named executive officers are incentive stock options and have an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. There were no options granted to the named executives during 1997.

(5) Amounts shown for each named executive officer are 401(k) matching contributions for the year indicated.

(6) Mr. Sa resigned his position effective November 28, 1997 and the Director of Accounting assumed his position responsibilities.

(7) Mr. Rowden resigned his position effective July 14, 1997 and Mr. Wardwell was appointed as his replacement.

     The following table sets forth the number of shares of Common Stock acquired by each of the named executive officers upon the exercise of stock options during fiscal 1997, the net value realized upon exercise, the number of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of December 31, 1997 and the value of such options based on the closing price of the Corporation's Common Stock and certain information concerning unexercised options under the 1982 and 1994 Stock Option Plans.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

--------------------------------------------------------------------------------------------------
                                                                     (D)
                                                                  NUMBER OF            (E)
                                                                 SECURITIES          VALUE OF
                                                                 UNDERLYING        UNEXERCISED
                                                                 UNEXERCISED       IN-THE-MONEY
                                                                OPTIONS/SARS       OPTIONS/SARS
                                        (B)           (C)         AT FISCAL         AT FISCAL
                                      SHARES         VALUE      YEAR-END (#)       YEAR-END ($)
               (A)                   ACQUIRED ON    REALIZED    EXERCISABLE/       EXERCISABLE/
              NAME                   EXERCISE(#)      ($)       UNEXERCISABLE   UNEXERCISABLE (1)
--------------------------------------------------------------------------------------------------

 Nick Ventimiglia                      $     0      $      0    16,236/28,479   $130,585/$219,802
 President and Chief Executive
   Officer
--------------------------------------------------------------------------------------------------
 John McCarthy                               0             0    54,604/11,000   627,823/212,785
 Executive Vice President and
   Chief Operating Officer
--------------------------------------------------------------------------------------------------
 Thomas A. Sa                                0             0          3,300/0   30,558/0
 Senior Vice President, Chief
   Financial Officer and
   Corporate Secretary(2)
--------------------------------------------------------------------------------------------------
 C. Frederick Rowden                    18,816       309,618              0/0   0/0
 President, Cypress Bank(3)
--------------------------------------------------------------------------------------------------
 Harry D. Wardwell                           0             0      1,100/2,200   6,380/12,760
 President, Cypress Bank
--------------------------------------------------------------------------------------------------
 Robert C. Blatter                           0             0    11,359/ 9,189   120,722/76,795
 Senior Vice President
   and Loan Administrator
--------------------------------------------------------------------------------------------------

(1) The aggregate value has been determined based upon the closing price for the Corporation's Common Stock at exercise or year-end, minus the exercise price.

(2) Mr. Sa resigned his position effective November 28, 1997 and the Director of Accounting assumed his position responsibilities.

(3) Mr. Rowden resigned his position effective July 14, 1997 and Mr. Wardwell was appointed as his replacement.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     During 1996, the Bank of Salinas entered into employment agreements with Messrs. Ventimiglia, President and Chief Executive Officer; McCarthy, Executive Vice President and Chief Operating Officer; Sa, Senior Vice President and Chief Financial Officer; and Blatter, Senior Vice President and Loan Administrator. The agreements provide for an original term of three years with automatic one-year extensions until the agreements are terminated as described below. In addition, in January 1997, Cypress Bank entered into a two-year employment agreement with Mr. Rowden to replace a previously existing agreement. The agreements provide for a base salary of $200,000 for Mr. Ventimiglia; $130,000 for Mr. McCarthy; $110,000 for Mr. Sa; $99,000 for Mr. Rowden; and $76,000 for Mr. Blatter. The base salaries under each agreement are reviewed annually and are subject to adjustment at the discretion of the Board of Directors. Additionally, the agreements provide for, among other things: (a) a discretionary annual bonus based upon the Corporation's achievement of certain profitability, growth and asset quality standards as established by the Board of Directors; (b) payment of base salary, reduced by the amounts received from state disability insurance or workers' compensation or other similar insurance benefits through policies provided by the Bank; (c) stock option grants under the Corporation's stock option plan, at the sole discretion of the Board of Directors; (d) four weeks annual vacation leave; (e) use of an automobile; and
(f) reimbursement for ordinary and necessary expenses incurred in connection with employment.

     The agreements may be terminated with or without cause, but if the agreements are terminated due to the occurrence of circumstances that make it impossible or impractical for the Employer to conduct or continue its business, the loss by the Employer of its legal capacity to contract or the Employer's breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary. The agreements further provide that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control: (a) the employee's employment is terminated; or (b) any adverse change occurs in the nature and scope of the employee's position, responsibilities, duties, salary, benefits or location of employment; or (c) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination of employment, then the employee will be entitled to receive severance compensation in an amount equal to a multiple of the employee's average annual compensation for the five years immediately preceding the change in control as follows: (a) two times for Mr. Ventimiglia; (b) one and one-half times for Messrs. McCarthy and Sa; and (c) one time for Messrs. Rowden and Blatter.

     Recognizing the importance of building and retaining a competent management team, additional agreements were entered into to provide post-retirement benefits to the above named employees. The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of Ninety Thousand Dollars ($90,000) to Mr. Ventimiglia, Seventy Thousand Dollars ($70,000) to Mr. McCarthy and Forty-five Thousand Dollars ($45,000) to Mr. Blatter. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of an employee's death, all remaining amounts due are anticipated to be paid to the employee's designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b) either termination of employment without cause or constructive termination following a "change of control," in which case the employee is entitled to receive the full annual benefit payment in equal monthly installments for fifteen (15) years beginning in the month following the termination or "change of control." Generally, in those situations where the employee is terminated for cause, or where the employee voluntarily terminates his employment prior to retirement or other event triggering a right to payments under the agreement, the employee is not entitled to the payment of any benefits.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation of the executive officers of the Corporation and the Subsidiaries is reviewed and approved annually by the Board of Directors on recommendation by the Premises, Compensation and Performance Committee (the "Committee"). During 1997, Messrs. Ausonio, Boutonnet, McCarter, Mraule and Thomas were members of the Committee. Messrs. Ventimiglia, McCarthy, Sa, Rowden, Wardwell and Blatter, serve as executive officers of the Corporation and/or the Subsidiaries during 1997.

     The Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting the Corporation's strategic goals. The Committee reviews annually the compensation of the executive officers to insure that the Corporation's compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. Annual compensation for the Corporation's executive officers includes the following components:

          1) Base salary is related to the individual officer's level of responsibility and comparison with comparable employers in the industry.

          2) Annual cash bonuses are based on individual and Corporation performance. Factors evaluated include the achievement of certain profitability, growth and asset quality standards as established by the Board of Directors. The bonus compensation is funded from the Corporation's pre-tax income. While many of the factors considered in determining whether to award a bonus are objective, the Committee recommendation may also include certain subjective factors as part of the bonus analysis. During 1997, bonuses were recommended by the Committee for each of the named executive officers. See SUMMARY COMPENSATION TABLE.

          3) Stock option grants are intended to increase the executive officers' interest in the Corporation's long-term success and to link the interests of the executive officers with those of the shareholders as measured by the Corporation's share price. Stock options are granted at the prevailing market value of the Corporation's Common Stock and will only have value if the Corporation's stock price increases. See SUMMARY COMPENSATION TABLE AND OPTION/SAR EXERCISE TABLE, and notes thereto for further description of stock options.

          4) The Corporation matches salary deferred by employees participating in its 401(k) Plan at a rate determined annually by the Board of Directors (20% of salary deferred for 1997). Executive officers are eligible to participate in the 401(k) plan. See SUMMARY COMPENSATION TABLE.

             COMPARISON OF CENTRAL COAST BANCORP SHAREHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Corporation's Common Stock with the cumulative total return of the SNL Securities Index of National Peer Banks (asset size of $250 million-$500 million) and the S&P 500 as of the end of each of the Corporation's last five fiscal years.


                               [GRAPHIC OMITTED]


                                      Central Coast                            SNL $250M-
      (Period Ending)                   Bancorp             S&P 500           $500M Banks
12/31/92                                 100.00              100.00              100.00
12/31/93                                  91.58              110.08              131.14
12/31/94                                 110.83              111.53              141.49
12/31/95                                 146.92              153.44              190.95
12/31/96                                 214.29              188.52              247.94
12/31/97                                 315.79              251.44              428.83

Assumes that $100.00 was invested on December 31, 1992 in Central Coast Bancorp Common Stock and each index, and that all dividends were reinvested. Returns have been adjusted for stock dividends and stock splits declared by Central Coast Bancorp. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

CHANGES IN CONTROL

     The corporation knows of no arrangements, including any pledge by any person of securities of the Corporation, the operation of which may, at a subsequent date, result in a change of control of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and ten percent or more shareholders of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Corporation's equity securities. Officers, directors and ten percent or more shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1997, except for director Boutonnet, who failed to timely file one report on Form 3, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of the Corporation's equity securities appear to have been met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     There have been no transactions, or series of similar transactions, during 1997, or any currently proposed transaction, or series of similar transactions, to which the Corporation or the Subsidiaries was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director of the Corporation or the Subsidiaries, executive officer of the Corporation or the Subsidiaries, any shareholder owning of record or beneficially 5% or more of the Corporation's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

CERTAIN BUSINESS RELATIONSHIPS

     There were no business relationships during 1997 of the type requiring disclosure under Item 404(b) of Regulation S-K.

INDEBTEDNESS OF MANAGEMENT

     The Corporation, through the Subsidiaries, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Corporation's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 1997 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Corporation and the Subsidiaries are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

                                 PROPOSAL NO. 2

                        RATIFICATION AND APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP served the Corporation and the Subsidiaries as independent public accountants for the 1997 fiscal year. Deloitte & Touche LLP has no interest, financial or otherwise, in the Corporation or the Subsidiaries. The services rendered by Deloitte & Touche LLP during the 1997 fiscal year were audit services, consultation in connection with various accounting matters and preparation of corporation income tax returns. The Boards of Directors of the Corporation and the Subsidiaries approved each professional service rendered by Deloitte & Touche LLP during the 1997 fiscal year, and the possible effect of each such service on the independence of that firm was considered by the Boards of Directors before such service was rendered.

     Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and to answer appropriate questions.

     The Board of Directors of the Corporation has selected Deloitte & Touche LLP to serve as the independent public accountants for the 1998 fiscal year and recommend that the shareholders vote FOR approval to ratify the selection of Deloitte & Touche LLP as the Corporation's independent public accountants for the 1998 fiscal year.

                                 ANNUAL REPORT

     The Annual Report of the Corporation containing audited financial statements for the fiscal year ended December 31, 1997 is included in this mailing to shareholders.

                                   FORM 10-K

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JOHN F. McCARTHY, SECRETARY, CENTRAL COAST BANCORP, 301 MAIN STREET, SALINAS, CALIFORNIA 93901.

                            SHAREHOLDERS' PROPOSALS

     Next year's Annual Meeting of Shareholders will be held on May 20, 1999. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 1999 Annual Meeting of Shareholders is December 30, 1998. All proposals should be submitted by Certified Mail -- Return Receipt Requested, to John F. McCarthy, Secretary, Central Coast Bancorp, 301 Main Street, Salinas, California, 93901.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

                                          CENTRAL COAST BANCORP

                                          /s/ JOHN MCCARTHY
                                          --------------------------
                                          John F. McCarthy
                                          Secretary

Salinas, California
April 29, 1998

PROXY                                                                      PROXY
                              CENTRAL COAST BANCORP
      Proxy for the Annual Meeting of Shareholders To Be Held May 21, 1998

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Central Coast Bancorp and the accompanying Proxy Statement dated April 29, 1998, and revoking any Proxy heretofore given, hereby constitutes and appoints C. Edward Boutonnet and Nick Ventimiglia and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Central Coast Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Central Coast Bancorp, to be held at 301 Main Street, Salinas, California on Thursday, May 21, 1998, at 5:30 p.m. or at any postponements or adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Meeting or any postponements or adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NO. 2. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NO. 2.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

1. To elect as directors the nominees set forth below:
   [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
       (except as marked to                    to vote for all nominees
        the contrary below).                   listed below.

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

      C. Edward Boutonnet      Michael T. Lapsys             Mose E. Thomas, Jr.
      Bradford G. Crandall     Duncan L. McCarter            Nick Ventimiglia
      Alfred P. Glover         Robert M. Mraule, D.D.S., M.D.
      Richard C. Green         Louis M. Souza

2. To approve the appointment of Deloitte & Touche LLP as independent public accountants for the 1998 fiscal year.

           [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

3. To transact such other business as may properly come before the meeting.



                                 No. of Common Shares
                                 I/We do [ ]
                                 or do not [ ] expect to attend this Meeting.

                                 Dated:____________________________ , 1998
                                 SHAREHOLDER(S)


Please date and sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.